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Exhibit 10.7

UTI	Uniform Tubes
American Technical Molding • Micro Med Machining • Noble-Met, Ltd. • Spectrum Manufacturing	Revised: 8/19/97
Star Guide • Stent Technologies • Uniform Tubes • Uniform Tubes-Europe • UTI-SFM • Utitec

UNIFORM TUBES, INC.

(Inclusive of Trappe and South Plainfield locations)

TRADE SECRETS AGREEMENT

INTRODUCTION:

        UTI Corporation has elected to keep certain operations, techniques, processes, engineering details, and computer programming and operations secret or proprietary; and to not divulge such information except to those few individuals who in the course of their work must utilize or be privy to such information.

PURPOSE:

        The purpose of this Agreement is to define those elements of one's work, or information of which one becomes aware, which involve information that UTI Corporation considers to fall in the category of "Trade Secrets."

CONTENTS OF AGREEMENT:

        The following is a list of those elements considered proprietary and in the "Trade Secrets" category:

	1.	List of major company customers, key purchasing agents and technical people.
	2.	List of company suppliers.
	3.	Confidential long range plans.
	4.	Pricing policy and specific prices.
	5.	Technology for developing quotations.
	6.	Coil drawing—processes, lubricants, plug and die designs.
*	7.	Tube reduction for ultrasonic plug and die drawing.
	8.	Lubrication types/procedures as related to 4688 lubricant for ID's developed by Uniform Tubes for use on ferrous and nickel alloys.
	9.	MIS/MRP/SIP Systems, including the 101 System, and all data contained in 101 file (parts master directory and file, database) as uniquely developed and used by Uniform Tubes, Inc.
	10.	Technology on cutting methods developed and practiced by Kleiner Metal Specialties (South Plainfield division of Uniform Tubes, Inc.):
		a.	for shear cutting ultra thin wall tubing with or without a liner;
		b.	for cutting shaped tubing;
		c.	for cutting and forming special configuration ground clip contact;
		d.	for cutting and forming special configuration cathode sleeves;
		e.	for cutting and forming parts with pierced holes, multi-stage reductions;
		f.	for pick-up type transfer of long straight cuts to forming station; and

		g.	for rotary formation of clover shapes and pierced holes.
	11.	Duplex drawing process.
12.
Technology for converting #81062 GE Alkanex Polyester Resin into liquid Alkanex dispersion and manufacturing of round or shaped ECM Cathodes made from A-40 Titanium tubing with Alkanex coating, including application of Alkanex coating, straightening, centerless grinding tip dressing, and inspection.
	13.	Arthroscopic forming process.
	14.	Processes for producing super finish on Cb-Zr parts for sodium vapor lamps.
	15.	TQM program with procedure for assigning reason codes and defining method for improvement.
	16.	HDTV cathode development; forming refractory metals HDTV.
	17.	ES-I/ES-IV Autobill/ES-III Fabrication Rules.
	18.	Combined vacuum degreasing/annealing temperature profiles.
	19.	Design and process parameters for improving cutting tolerances and reducing Electro-chemically induced surface effects on ECM cutting operations.
*	20.	Drawing and annealing methodology for manufacturing composite tubing for stent application.
*	21.	Methodology and parameters for Electro-polishing monolithic and composite stents.
*	22.	Strip edge conditioning, edge profiles, and operating parameters for laser weld tube mill.
*	23.	Program and operating parameters for laser cutting of stents.

AGREEMENT:

        It is hereby agreed that the undersigned to this Agreement will keep "secret" the above list of proprietary elements or trade secrets of which he or she gains knowledge while employed by UTI Corporation, until such time as the information shall become public knowledge, by authorized publication by UTI Corporation, or by others who independently discover and publish this knowledge.

WITNESSED BY:		EMPLOYEE:
(Division Official)	(Signature)	(Signature)
Janice L. Korenkiewicz		Gary D. Curtis
(Type or Print Name)		(Type or Print Name)
4/7/03		4/7/03
(Date)		(Date)

2

UTI	Uniform Tubes
American Technical Molding • Micro Med Machining • Noble-Met, Ltd. • Spectrum Manufacturing
Star Guide • Stent Technologies • Uniform Tubes • Uniform Tubes-Europe • UTI-SFM • Utitec

This Employment Contract may not be signed until a Trade Secrets Agreement Form (U-1966) and an Annual Disclosure Form (U-1965) have been executed.

        Date of Agreement 04/07/2003

EMPLOYMENT CONTRACT

        THIS AGREEMENT executed in duplicate this 7th day of April, 2003, by and between UTI Corporation, whose principal place of business is located at 200 West Seventh Avenue, Collegeville, Pennsylvania (hereinafter

referred to as CORPORATION and	Gary D. Curtis
Employee's Name (Typed or Printed)
of	96 Grist Mill Road, Monroe, CT 06468
Employee's Address (Typed or Printed)

(hereinafter referred to for convenience of reference as EMPLOYEE whether as a full-time employee, a part-time employee, or as a consultant).

WITNESSETH:

        WHEREAS, CORPORATION is engaged or is likely to engage, as part of its business activities and interests, in research and in development, manufacturing, or sales of metal tubing, tubular parts, electronic components, and software, coaxial cables, microwave components, EDM products and supplies, eyelets, powder metallurgy products, metal bars with special properties, kinetic energy penetrators, special machines for manufacture or assembly, and related items, management information control systems and software specific thereto; and

        WHEREAS, CORPORATION wishes EMPLOYEE to become acquainted with or engaged in such research, development manufacturing, or sales, as well as related business activities and interests of CORPORATION, in the course of his or her employment by CORPORATION, and EMPLOYEE wishes to do so, for such recompense as CORPORATION and EMPLOYEE may agree upon from time to time; and

        WHEREAS, EMPLOYEE in the course of his or her employment by CORPORATION may become acquainted with confidential technical details of the CORPORATION'S business, or may originate, devise or develop confidential information, technical know-how, or trade secrets involved in or relating to the business activities and interest of CORPORATION, or may make or participate in making developments, discoveries, inventions, or improvements relating thereto, and the CORPORATION has a list of current proprietary information or trade secrets which, if employed, the EMPLOYEE will become aware of, it is the policy of CORPORATION that any new EMPLOYEE must read and sign the Trade Secrets Agreement (Form U-1966) and an Annual Disclosure (Form U-1965) prior to being employed by the CORPORATION. It is also the policy of the CORPORATION that prior to transfer to any area of work in which EMPLOYEE may be exposed to, or have the opportunity to learn of trade secrets, said EMPLOYEE will sign an Employment Contract, unless signed at time of employment, and an updated Trade Secrets Agreement. Failure to sign these documents will forfeit EMPLOYEE'S opportunity to work in such a position.

        NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration paid by CORPORATION to EMPLOYEE, and EMPLOYEE agreeing to maintain proprietary information secret, it is hereby agreed as follows:

        1.     CORPORATION hereby employs and agrees to employ EMPLOYEE and EMPLOYEE agrees to work for CORPORATION for such period of time and for such compensation as may from time to time be agreed upon by CORPORATION and EMPLOYEE.

        2.     The work is to be performed in the plant or facilities of CORPORATION or at such other place as is designated by CORPORATION.

          (a)   The CORPORATION reserves the right to assign the Employment Contract.

        3.     EMPLOYEE agrees as follows:

          (a)   throughout the period of his or her employment by CORPORATION, EMPLOYEE shall exert his or her best efforts to further the business activities and interests of CORPORATION, and shall refrain from competing therewith, whether directly or indirectly, and from siding others in doing so, whether for his or her own benefit or profit or otherwise;

          (b)   that he or she shall promptly and faithfully do and perform all services pertaining to said employment that are or may be assigned to him or her by CORPORATION during the term of this contract;

          (c)   at all times, both during and after the period of his or her employment by CORPORATION, EMPLOYEE shall refrain, except as authorized in writing by CORPORATION so to do, from disclosing and from using for the benefit or profit of EMPLOYEE or others or otherwise any trade secret, unpatented development, discovery, invention, improvement, or customer list with which EMPLOYEE has become acquainted in the course of his or her employment to the extent any of the above have been designated in writing by CORPORATION as "trade secrets" on the Trade Secrets Agreement and are not general knowledge in the industry. At all times during the period of his or her employment by CORPORATION and for a period of one (1) year after termination of his or her employment by CORPORATION, provided such are not designated as corporate "trade secrets" which must remain secret, EMPLOYEE shall refrain, except as authorized in writing by CORPORATION so to do, from disclosing and from using for the benefit or profit of EMPLOYEE or others or otherwise any unpatented development, discovery, invention, or improvement which has been originated, devised or developed by him or her in whole or in part during the period thereof, whereas CORPORATION shall permit and encourage EMPLOYEE to publish accounts of the same to whatever extent CORPORATION, in its sole discretion, shall deem such accounts unrelated to CORPORATION'S business activities and interests or the publication thereof appropriate thereto;

          (d)   that he or she shall not engage, on the termination of this employment, for any cause whatsoever, in the same or similar line of business as that carried on by CORPORATION, or work for any individual, firm, partnership, or corporation engaged in such line or similar line of business, within the continental United States for a period of one (1) year from said termination, except that nothing herein shall be construed to bar employment in a similar field wherein the capabilities used by EMPLOYEE do not require the use or imparting to others of secret or confidential skills, abilities, or information learned while at CORPORATION and wherein the capabilities used by EMPLOYEE are only those general to the entire field or to bar employment with a diversified company so long as the employment pertains solely to that part of its business which is not competitive with CORPORATION and provided that CORPORATION receives assurances satisfactory to it from the prospective employer that EMPLOYEE shall not be required to render services including knowledge of proprietary or trade secrets of the CORPORATION in that part of its business which does compete with CORPORATION; and that

          (e)   any and all developments, discoveries, inventions, or improvements conceived or made by EMPLOYEE alone or jointly with others during the period of his or her employment by CORPORATION, whether during or after regular working hours and regardless of where conceived or made, and during the period of one (1) year thereafter, applicable in or to any of the business activities and interests of CORPORATION, shall be disclosed fully and promptly by EMPLOYEE to CORPORATION and shall become, to the full extent of EMPLOYEE'S right, title and interest therein, the sole and exclusive property of CORPORATION; EMPLOYEE shall execute and deliver to CORPORATION upon request made at any time, whether during or after the period of his or her employment by CORPORATION, such applications, assignments, powers of attorney, and other documents as may be presented to EMPLOYEE upon behalf of CORPORATION for the purpose of applying for, obtaining, or maintaining patents therefor in the United States or any foreign country or for the purpose of conveying such sole and exclusive right, title or interest to CORPORATION or perfecting CORPORATION'S rights therein; and, upon request made at any time upon behalf of CORPORATION, EMPLOYEE shall assign to CORPORATION all records, drawings, photographs, information and other matters necessary to give complete reasonable meaning to the agreement in this Paragraph 3.(e) and shall execute all proper papers and give all reasonable assistance, including the giving of testimony, relating to such developments, discoveries, inventions, or improvements, the preservation of proof of EMPLOYEE'S knowledge thereof or his or her activities with regard thereto, and his or her right, title and interest therein and conveyance thereof to CORPORATION and perfection of CORPORATION'S rights therein. It is understood that EMPLOYEE shall completely list on the last page of this Agreement all inventions, if any, patented or unpatented, including the numbers of all patents and patent applications filed thereon and a brief description of all unpatented inventions, which EMPLOYEE made prior to employment by CORPORATION, and which are to be excluded from the scope of this Agreement. Any patentable improvements made upon the listed inventions subsequent to employment by CORPORATION and during the period of one (1) year thereafter are to be the property of CORPORATION within the scope of this Agreement;

          (f)    that EMPLOYEE shall sign a Trade Secrets Agreement, at time of employment or when requested to do so, listing those major elements which the CORPORATION considers trade secrets or proprietary and about which he or she will gain or has certain knowledge, and that he or she shall sign an Annual Disclosure at the time of employment or when requested to do so.

          (g)   that EMPLOYEE agrees not to induce others to leave.

          (h)   EMPLOYEE agrees to provide the CORPORATION injunctive relief for breach of this Agreement.

          (i)    EMPLOYEE further agrees that at time of termination, whether voluntary or involuntary, he or she will read the Termination Agreement (Form #U-1977) and CORPORATION will ask EMPLOYEE to sign a Termination Agreement (Reference UTI Procedure 1540, "Procedure for Termination of Employees").

        4.     This Agreement provides no obligation to EMPLOYEE at death while in service other than pay due to date of death.

        5.     This Agreement shall supersede, to whatever extent it may be inconsistent with, and otherwise shall supplement, any and all preceding EMPLOYEE'S agreements and understandings with regard to the subject matter hereof between EMPLOYEE and CORPORATION or between EMPLOYEE and any other prior employer and shall be binding upon and inure to the benefit of the parties hereto and the executors, administrators, and other legal representatives of EMPLOYEE and the assigns, successors, and legal representatives of CORPORATION.

        6.     EMPLOYEE certifies that he or she is not now a party of any similar agreement for any other employer containing provisions in conflict with the terms and provisions of this Agreement.

        IN WITNESS WHEREOF and intending to be legally bound, the parties have hereunto set their hands and seals the day and year first above written.

UTI CORPORATION
Division

Attest:	By	/s/ ANDREW D. FREED
President
	By	Gary Curtis
Employee
Assistant Secretary (Corporate Seal)
List of Reserved Inventions:

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TRADE SECRETS AGREEMENT